WaMu Mortgage Pass-Through Certificates
Series 2006-AR10 Marketing Materials

Hybrid ARMS

$[1,324,022,100]
(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS AUGUST 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared: July, [27] 2006

WaMu Mortgage Pass-Through Certificates, Series 2006-AR10
$[ 1,324,022,100 ] (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates
5/1, 7/1 and 10/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$ 350,000,000	2.60/3.36	1-60/1-360	Variable (4)	Senior	AAA/ AAA
1-A2	$ 254,108,000	1.40/1.40	1-39/1-39	Variable (4)	Senior	AAA/AAA
1-A3	$ 55,417,000	4.00/4.00	39-58/39-58	Variable (4)	Senior	AAA/AAA
1-A4	$ 96,834,000	4.95/8.12	58-60/58-360	Variable (4)	Senior	AAA/AAA
1-A5	$ 32,748,000	2.60/3.36	1-60/1-360	Variable (4)	Mezzanine	AAA/AAA
2-A1	$ 291,324,000	2.95/3.37	1-84/1-360	Variable (5)	Senior	AAA/AAA
2-A2	$ 12,614,000	2.95/3.37	1-84/1-360	Variable (5)	Mezzanine	AAA/AAA
3-A1	$ 104,754,000	1.25/1.25	1-34/1-34	Variable (7)	Senior	AAA/AAA
3-A2	$ 27,087,000	3.50/3.50	34-51/34-51	Variable (7)	Senior	AAA/AAA
3-A3	$ 51,752,000	7.07/7.69	51-120/51-360	Variable (7)	Senior	AAA/AAA
3-A4	$ 7,154,000	3.22/3.40	1-120/1-360	Variable (7)	Mezzanine	AAA/AAA
R				---	Senior/Residual	AAA/AAA
L-B-1	$ 19,957,000	4.59/6.11	1-84/1-360	Variable (6)	Subordinate	AA/NR
L-B-2	$ 10,263,000	4.59/6.11	1-84/1-360	Variable (6)	Subordinate	A/ NR
L-B-3	$ 4,561,000	4.59/6.11	1-84/1-360	Variable (6)	Subordinate	BBB/NR
3-B-1	$ 2,973,000	5.78/6.17	1-120/1-360	Variable (8)	Subordinate	AA/NR
3-B-2	$ 1,585,000	5.78/6.17	1-120/1-360	Variable (8)	Subordinate	A/ NR
3-B-3	$ 891,000	5.78/6.17	1-120/1-360	Variable (8)	Subordinate	BBB/NR
L-B-4	$ 5,701,000	Privately Offered Certificates		Variable (6)	Subordinate	BB/NR
L-B-5	$ 3,991,000			Variable (6)	Subordinate	B/NR
L-B-6	$ 2,853,424			Variable (6)	Subordinate	NR/NR
3-B-4	$ 891,000			Variable (8)	Subordinate	BB/NR
3-B-5	$ 693,000			Variable (8)	Subordinate	B/NR
3-B-6	$ 399,477			Variable (8)	Subordinate	NR/NR

Total:

$ 1,338,551,101

(1)     Distributions on the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates will be derived primarily from a pool of 5/1 adjustable rate Mortgage Loans (“Group 1 Mortgage Loans ”).  Distributions on the Class 2-A1 and Class 2-A2 Certificates will be derived primarily from a pool of 7/1 adjustable rate Mortgage Loans (“Group 2 Mortgage Loans”).  Distributions on the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will be derived primarily from a pool of 10/1 adjustable-rate Mortgage Loans (“Group 3 Mortgage Loans ”).  Distributions on the Group 3-B Subordinate Certificates will be derived from the Group 3 Mortgage Loans.  Distributions on the Group L-B Subordinate Certificates will be derived from the Group 1 and Group 2 Mortgage Loans.  Distributions on the Class R Certificates will be derived from the Group 1, Group 2 and Group 3 Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A Certificates are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date, the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate.

(5)     For each Distribution Date, the Class 2-A1 and Class 2-A2 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate.

(6)     For each Distribution Date, the Group L-B Subordinate Certificates will have an interest rate equal to the Group L-B Weighted Average Pass-Through Rate.

(7)     For each Distribution Date, the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate.

(8)     For each Distribution Date, the Group 3-B Subordinate Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate.

Transaction Summary:

Issuing Entity:  WaMu Mortgage Pass-Through Certificates Series 2006-AR10 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:    WaMu Capital Corp.

Trustee:  LaSalle Bank

Rating Agencies:  It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch. The Subordinate Certificates other than the Class 3-B-6 and Class L-B-6 Certificates will be rated by only one rating agency.  The Class 3-B-6 and Class L-B-6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:  August 1, 2006.

Expected Pricing Date:  On or about July 28, 2006.

Closing Date:  On or about August 23, 2006.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in September 2006.

Servicing Fee:  0.375% per annum of the Principal Balance of each of the Group 1 Mortgage Loans.

0.375% per annum of the Principal Balance of each of the Group 2 Mortgage Loans.

0.250% per annum of the Principal Balance of each of the Group 3 Mortgage Loans.

Certificates:  The “Senior Certificates” will consist of (i) the Class1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5 (the "Group 1-A Certificates"), Class 2-A1, Class 2-A2 (the "Group 2-A Certificates"), Class3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates (the "Group 3-A Certificates" and together with the Group 1-A and Group 2-A Certificates, the “Class A Certificates”) and (ii) the Class R Certificates. Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5 and Class L-B-6 Certificates (the "Group L-B Subordinate Certificates").  The “Subordinate Certificates” will consist of the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5, Class 3-B-6 (the "Group 3-B Subordinate Certificates"), The “Subordinate Offered Certificates” will consist of the Class L-B-1, Class L-B-2 and Class L-B-3, Class 3-B-1, Class 3-B-2, Class 3-B-3 Certificates.  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”  The Class A and Subordinate Offered Certificates (the “Offered Certificates”) are being offered hereby.

Accrued Interest:  The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date (22 days).

Interest Accrual Period:  The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration:  The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System

Federal Tax Treatment:  It is anticipated that the Offered Certificates will be treated as REMIC regular interests for federal tax income purposes.  The Class R Certificates will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:  The Offered Certificates are expected to be ERISA eligible.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.  The Class R Certificates are not expected to be ERISA eligible.

SMMEA Treatment:  The Class A, Class L-B-1 and 3-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:   When the aggregate Principal Balance of the Mortgage Loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of August 1, 2006, the servicer may purchase all of the Mortgage Loans in loan group 1 and loan group 2 and separately when the aggregate Principal Balance of the Mortgage Loans in loan group 3 has been reduced to less than 10% of that balance as of August 1, 2006, the servicer may purchase all of the Mortgage Loans in loan group 3 (each, an “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPB.

Compensating Interest:  Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans  in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group, any reinvestment income realized by the servicer relating to payoffs on the Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group.

Mortgage Loans :  As of August 1, 2006, the aggregate Principal Balance of the Mortgage Loans described herein is approximately $[1,338,551,003] (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate One Year CMT and One Year LIBOR indexed Mortgage Loans with initial rate adjustments occurring approximately 60 months, 84 months or 120 months after the date of origination of each mortgage loan (“5/1 ARM”, “7/1 ARM” and “10/1 ARM,” respectively).  [One] of the Mortgage Loans will be “Buydown Loans,” which are Mortgage Loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination.

5/1 ARM or Group 1 Mortgage Loans

As of August 1, 2006, the aggregate Principal Balance of the Group 1 Mortgage

Loans described herein is approximately $[823,273,068] (the “Group 1 Mortgage Loans”). Each Group 1 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.30]% of the Group 1 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [25] year term.  The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.  See the attached collateral descriptions for more information.

7/1 ARM or Group 2 Mortgage Loans

As of August 1, 2006, the aggregate Principal Balance of the Group 2 mortgage

Loans described herein is approximately $[317,098,457] (the “Group 2 Mortgage Loans”). Each Group 2 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [95.30]% of the Group 2 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term.  The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.  See the attached collateral descriptions for more information.

10/1 ARM or Group 3 Mortgage Loans

As of August 1, 2006, the aggregate Principal Balance of the Group 3 Mortgage Loans described herein is approximately $[198,179,478] (the “Group 3 Mortgage Loans”). Each Group 3 Mortgage Loan has an original term to maturity of [30 and 40] years.  As of the Cut-off Date, approximately [98.00]% of the Group 3 Mortgage Loans are scheduled to pay only interest for the first 10 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [20 and 30] year term.  The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.  See the attached collateral descriptions for more information.

On the Closing Date, the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[$1,338,551,003], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial Principal Balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Loan Group 1 Weighted Average Pass-Through  Rate:   The weighted average of the mortgage interest rates on the mortgage loans in loan group 1 as of the second preceding due date less the per annum rate at which the servicing fee is calculated

Loan Group 2 Weighted Average Pass-Through Rate:  The weighted average of the mortgage interest rates on the mortgage loans in loan group 2 as of the second preceding due date less the per annum rate at which the servicing fee is calculated.

Loan Group 3 Weighted Average Pass-Through Rate:  The weighted average of the mortgage interest rates on the mortgage loans in loan group 3 as of the second preceding due date less the per annum rate at which the servicing fee is calculated.

Group L-B Weighted Average Pass-Through Rate:  The quotient expressed as a percentage, of:

  (a)  the sum of:

    (i)  the product of (x) the Loan Group 1 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance for loan group 1 immediately before that Distribution Date; and

    (ii)  the product of (x) the Loan Group 2 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance for loan group 2 immediately before that Distribution Date;

      divided by:

  (b)  the sum of the Subordinate Component Balances for loan group 1 and loan group 2 immediately before that Distribution Date.

Subordinate Component Balance:  The "Subordinate Component Balance" for either loan group 1 or 2 as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates.

Stated Principal Balance:  The "Stated Principal Balance" of any mortgage loan as of any date of determination is equal to its Principal Balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any realized loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

Class Principal Balance:  The “Class Principal Balance” for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

Credit Enhancement:  Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 2-A1 and Class 2-A2 will consist of the subordination of the Group L-B Subordinate Certificates, initially [___]% total subordination.

Credit enhancement for the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4Certificates will consist of the subordination of the Group 3-B Subordinate Certificates, initially [___]% total subordination.

Shifting Interest:

Group L-B Subordinate Certificates

Until the first Distribution Date occurring after August 2013, the Group L-B Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 2-A1 and Class 2-A2 Certificates are paid down to zero or the credit enhancement provided by the Group L-B Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the Prospectus Supplement), the Group L-B Subordinate Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group L-B Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
September 2006 – August 2013	0% Pro Rata Share
September 2013 – August 2014	30% Pro Rata Share
September 2014 – August 2015	40% Pro Rata Share
September 2015 – August 2016	60% Pro Rata Share
September 2016 – August 2017	80% Pro Rata Share
September 2017 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group L-B Subordinate Certificates has doubled (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in September 2009, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Group L-B Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in September 2009, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Subordinate Certificates as of the Closing Date, do not exceed 30%, the Group L-B Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

Group 3-B Subordinate Certificates

  Until the first Distribution Date occurring after August 2013, the Group 3-B Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates are paid down to zero or the credit enhancement provided by the Group 3-B Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the Prospectus Supplement), the Group 3-B Subordinate Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group 3-B Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
September 2006 – August 2013	0% Pro Rata Share
September 2013 – August 2014	30% Pro Rata Share
September 2014 – August 2015	40% Pro Rata Share
September 2015 – August 2016	60% Pro Rata Share
September 2016 – August 2017	80% Pro Rata Share
September 2017 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 3-B Subordinate Certificates has doubled (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in September 2009, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Group 3-B Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in September 2009, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Subordinate Certificates as of the Closing Date, do not exceed 30%, the Group 3-B Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

In the event that a senior percentage (aggregate Principal Balance of the related Senior Certificates, divided by the aggregate Principal Balance of the related Mortgage Loans) exceeds the applicable initial senior percentage (aggregate Principal Balance of the related Senior Certificates as of the Closing Date, divided by the aggregate Principal Balance of the related Mortgage Loans as of the Cut-off Date), the related Senior Certificates will receive all unscheduled prepayments for the related Mortgage Loan, regardless of any prepayment percentages.

Structure Rules:

Allocation of Realized Losses:

Losses on mortgage loans in loan group 1 or loan group 2 will be allocated, in each case, until their Class Principal Balances have been reduced to zero, first, to the Group L-B Junior Subordinate Certificates in reverse numerical order; second, to the Class L-B-3 Certificates; third, to the Class L-B-2 Certificates; fourth, to the Class L-B-1 Certificates; and fifth, to the outstanding classes of the applicable Senior Certificates in loan groups 1 and 2; provided, however, that after the Class Principal Balance of the Group L-B Subordinate Certificates have been reduced to zero, (i) any loss with respect to a mortgage loan in loan group 1 will be allocated first, to the Class 1-A5 Certificates until its Class Principal Balance has been reduced to zero and second, to the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero; and (ii) any loss with respect to a mortgage loan in loan group 2 will be allocated first, to the Class 2-A2 Certificates until its Class Principal Balance has been reduced to zero and second, to the Class 2-A1 Certificates, until its Class Principal Balances has been reduced to zero.

Because the Group L-B Certificates represent interests in the mortgage loans in loan groups 1 and 2, the Class Principal Balances of those Subordinate Certificates could be reduced to zero as a result of realized losses on the mortgage loans in these loan groups. Therefore, the allocation of realized losses on the mortgage loans in any of loan group 1 and 2 to the Group L-B Certificates will reduce the subordination provided by those Subordinate Certificates to all of the related Senior Certificates, including the Senior Certificates related to any of these loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the Senior Certificates related to a loan group that did not suffer those previous losses.

Losses on mortgage loans in loan group 3 will be allocated, in each case, until their Class Principal Balances have been reduced to zero, first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order; second, to the Class 3-B-3 Certificates; third, to the Class 3-B-2 Certificates; fourth, to the Class 3-B-1 Certificates; and fifth, to the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero; provided, however, that after the Class Principal Balance of the Group 3-B Subordinate Certificates have been reduced to zero, any loss with respect to a mortgage loan in loan group 3 will be allocated first, to the Class 3-A4 Certificates until its Class Principal Balance has been reduced to zero and second, to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero.

Cross-Collateralization:   In some limited circumstances, principal and interest collected from either of loan group 1 or 2 may be used to pay principal or interest, or both, to the Class A Certificates related to the other loans group, before making payments to the Group L-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus.

Certificates Priority of Distributions:  Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)       Senior Certificates, pro rata based on amounts due, accrued and unpaid interest, at the related Certificate Interest Rate;

2)       From the Group 1 Mortgage Loans, to the Class R Certificates, until the Class R Class Principal Balance is reduced to zero;

3)       From the Group 1 Mortgage Loans principal to the Class 1-A1, Class 1-A2,  Class 1-A3, Class 1-A4 and Class 1-A5 Certificates pro rata according to the Class Principal Balance (or with respect to clause (a), aggregate Class Principal Balance) of the certificates described in each of clause (a) and (b), as follows:

(a)   From the Group 1 Senior Principal distribution amount to the Class 1-A2, Class 1-A3 and Class 1-A4 Certificates sequentially, as follows:

(i)  first, to the Class 1-A2 Certificates, until the Class 1-A2 Principal Balance has been reduced to zero; and

(ii)  second, to the Class 1-A3 Certificates, until the Class 1-A3 Principal Balance has been reduced to zero; and

(iii)  third, to the Class 1-A4 Certificates, until the Class 1-A4 Principal Balance has been reduced to zero; and

  (b)  To the Class 1-A1 and Class 1-A5 Certificates, pro rata, until the Class 1-A1 and Class 1-A5 Principal Balances have each been reduced to zero;

4)       From the Group 2 Mortgage Loans principal to the Class 2-A1 and Class 2-A2 Certificates, pro rata, until the Class 2-A1 and Class 2-A2 Principal Balances have each been reduced to zero;

5)       From the Group 3 Mortgage Loans principal to the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates pro rata according to the Class Principal Balance (or with respect to clause (a), aggregate Class Principal Balance) of the certificates described in each of clause (a) and (b), as follows:

  (a)   to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, sequentially, as   follows:

    (i)  first, to the Class 3-A1 Certificates, until the Class 3-A1 Principal Balance has been reduced to zero;

    (ii)  second, to the Class 3-A2 Certificates, until the Class 3-A2 Principal Balance has been reduced to zero; and

    (iii)  third, to the Class 3-A3 Certificates, until the Class 3-A3 Principal Balance has been reduced to zero; and

  (b)  to the Class 3-A4 Certificates, until the Class 3-A4 principal balance has been reduced to zero;

6)       From the Group 1 and Group 2 Mortgage Loans Class L-B-1, Class L-B-2 and Class L-B-3 Certificates, in sequential order, accrued and unpaid interest at the respective certificate interest rates and the respective shares of principal allocable to such Classes;

7)       From the Group 1 and Group 2 Mortgage Loans Class L-B-4, Class L-B-5 and Class L-B-6 Certificates, in sequential order, accrued and unpaid interest at the respective certificate interest rates and the respective shares of principal allocable to such Classes;

8)       From the Group 3 Mortgage Loans Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates, in sequential order, accrued and unpaid interest at the respective certificate interest rates and the respective shares of principal allocable to such Classes;

9)       From the Group 3 Mortgage Loans Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in sequential order, accrued and unpaid interest at the respective certificate interest rates and the respective shares of principal allocable to such Classes; and

10)    Class R Certificate, any remaining amount.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR10 5/1’s
Mortgage Loans
Preliminary Collateral Information As of 08/01/06

TOTAL CURRENT BALANCE	$823,273,068
TOTAL ORIGINAL BALANCE	$824,995,028

NUMBER OF LOANS	1,122

			Minimum		Maximum
AVG CURRENT BALANCE	$733,755		$21,294		$3,000,000
AVG ORIGINAL BALANCE	$735,290		$418,000		$3,000,000

WAVG GROSS COUPON	6.35%		4.78%		7.88%
WAVG GROSS MARGIN	2.21%		1.95%		3.00%
WAVG MAX INT RATE	11.35%		9.78%		12.88%

WAVG CURRENT LTV	67.74%		3.65%		90.00%

WAVG FICO SCORE	742		622		819

WAVG MONTHS TO ROLL	59	months	58	months	60	months

WAVG ORIGINAL TERM	360	months	360	months	360	months
WAVG REMAINING TERM	359	months	358	months	360	months
WAVG SEASONING	1	months	0	months	2	months

NZ WAVG PREPAY TERM	35	months	30	months	36	months

TOP STATE CONC	CA(71.10%),NY(4.75%),CT(3.69%)
MAXIMUM CA ZIPCODE	0.90%

FIRST PAY DATE			July 1,2006		September 1,2006

RATE CHANGE DATE			June 1,2011		August 1,2011

MATURITY DATE			June 1,2036		August 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 CMT	2	$1,111,877	0.14%
5/1 I/O CMT	24	16,584,883	2.01
5/1 I/O LIBOR	1,061	784,602,792	95.30
5/1 LIBOR	35	20,973,516	2.55
Total	1,122	$823,273,068	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	1	$21,294	0.00%
100,001—200,000	1	185,000	0.02
200,001—300,000	1	205,490	0.02
300,001—400,000	1	365,000	0.04
400,001—500,000	269	125,114,827	15.20
500,001—600,000	266	147,042,096	17.86
600,001—700,000	177	115,315,708	14.01
700,001—800,000	104	78,374,740	9.52
800,001—900,000	69	59,126,407	7.18
900,001—1,000,000	87	84,610,154	10.28
1,000,001—1,100,000	27	28,437,912	3.45
1,100,001—1,200,000	24	27,711,304	3.37
1,200,001—1,300,000	14	17,627,800	2.14
1,300,001—1,400,000	17	23,134,832	2.81
1,400,001—1,500,000	30	44,322,287	5.38
1,500,001—1,600,000	3	4,740,000	0.58
1,600,001—1,700,000	1	1,643,000	0.20
1,700,001—1,800,000	4	7,105,000	0.86
1,800,001—1,900,000	2	3,655,000	0.44
1,900,001—2,000,000	8	15,855,000	1.93
2,000,001—2,100,000	1	2,030,000	0.25
2,100,001—2,200,000	4	8,585,500	1.04
2,300,001—2,400,000	3	7,135,000	0.87
2,400,001—2,500,000	5	12,424,718	1.51
2,500,001 >=	3	8,505,000	1.03
Total	1,122	$823,273,068	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	4	$2,451,450	0.30%
5.001—5.250	4	3,391,564	0.41
5.251—5.500	15	9,286,290	1.13
5.501—5.750	43	31,472,692	3.82
5.751—6.000	110	80,359,595	9.76
6.001 >=	946	696,311,477	84.58
Total	1,122	$823,273,068	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	2	$1,318,000	0.16%
2.001—2.250	932	704,930,108	85.63
2.251—2.500	162	99,328,200	12.07
2.501—2.750	24	16,799,010	2.04
2.751—3.000	2	897,750	0.11
Total	1,122	$823,273,068	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	4	$2,451,450	0.30%
10.001—10.250	4	3,391,564	0.41
10.251—10.500	15	9,246,290	1.12
10.501—10.750	44	32,159,492	3.91
10.751—11.000	108	77,959,595	9.47
11.001 >=	947	698,064,677	84.79
Total	1,122	$823,273,068	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,122	$823,273,068	100.00%
Total	1,122	$823,273,068	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,122	$823,273,068	100.00%
Total	1,122	$823,273,068	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	399	$289,707,716	35.19%
1—6	723	533,565,352	64.81
Total	1,122	$823,273,068	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$1,311,784	0.16%
21—25	2	2,521,000	0.31
26—30	10	8,595,000	1.04
31—35	8	7,856,800	0.95
36—40	17	16,446,703	2.00
41—45	28	23,600,438	2.87
46—50	46	38,145,451	4.63
51—55	40	36,424,735	4.42
56—60	77	62,761,246	7.62
61—65	88	74,743,540	9.08
66—70	190	144,750,673	17.58
71—75	191	136,352,392	16.56
76—80	420	269,223,306	32.70
86—90	1	540,000	0.07
Total	1,122	$823,273,068	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,085,000	0.13%
21—25	2	2,521,000	0.31
26—30	9	8,410,000	1.02
31—35	9	8,062,290	0.98
36—40	17	16,446,703	2.00
41—45	28	23,600,438	2.87
46—50	46	38,145,451	4.63
51—55	40	36,424,735	4.42
56—60	76	62,396,246	7.58
61—65	88	74,743,540	9.08
66—70	190	144,750,673	17.58
71—75	191	136,183,392	16.54
76—80	423	269,963,600	32.79
86—90	1	540,000	0.07
Total	1,122	$823,273,068	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	4	$2,168,622	0.26%
640—659	7	3,596,705	0.44
660—679	2	1,138,955	0.14
680—699	169	120,371,704	14.62
700—719	169	122,972,021	14.94
720—739	177	125,301,576	15.22
740—759	207	149,441,684	18.15
760—779	187	147,330,740	17.90
780—799	147	112,098,187	13.62
800 >=	53	38,852,875	4.72
Total	1,122	$823,273,068	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	159	$115,297,932	14.00%
Reduced	963	707,975,136	86.00
Total	1,122	$823,273,068	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	4	$2,558,100	0.31%
Owner Occupied	1,039	758,928,296	92.18
Second Home	79	61,786,673	7.51
Total	1,122	$823,273,068	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	20	$16,715,700	2.03%
Condo	104	71,007,998	8.63
Co-op	9	8,581,250	1.04
PUD	237	182,526,753	22.17
Single Family	752	544,441,367	66.13
Total	1,122	$823,273,068	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	346	$263,871,182	32.05%
Refi—Cash Out	462	324,798,497	39.45
Refi—No Cash Out	314	234,603,389	28.50
Total	1,122	$823,273,068	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,118	$818,515,068	99.42%
30	1	998,000	0.12
36	3	3,760,000	0.46
Total	1,122	$823,273,068	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$480,000	0.06%
AZ	17	10,615,174	1.29
CA	809	585,305,993	71.10
CO	20	17,421,777	2.12
CT	32	30,392,184	3.69
DC	1	565,000	0.07
FL	32	24,056,072	2.92
GA	4	2,527,000	0.31
ID	1	1,375,000	0.17
IL	25	15,939,279	1.94
KY	1	609,100	0.07
MA	24	16,654,486	2.02
MD	3	3,226,000	0.39
MI	4	3,354,000	0.41
MO	1	450,000	0.05
NH	2	1,145,635	0.14
NJ	26	18,473,591	2.24
NV	6	4,783,500	0.58
NY	43	39,099,567	4.75
OH	1	545,000	0.07
OR	6	3,702,144	0.45
PA	3	2,003,330	0.24
TN	1	525,000	0.06
TX	4	2,296,600	0.28
UT	7	4,924,100	0.60
VA	9	6,654,258	0.81
WA	39	26,149,279	3.18
Total	1,122	$823,273,068	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	753	$546,371,433	66.37%
15.00 or less	9	7,051,017	0.86
16—20	16	13,968,105	1.70
21—25	35	27,985,483	3.40
26—30	41	29,332,294	3.56
31—35	82	65,901,935	8.00
36—40	92	65,328,220	7.94
41—45	41	30,833,475	3.75
46—50	36	23,971,578	2.91
51—55	9	6,292,100	0.76
56—60	4	3,952,000	0.48
61 >=	4	2,285,429	0.28
Total	1,122	$823,273,068	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.97%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,046	$764,580,387	92.87%
60.00 or less	7	7,801,702	0.95
60.01—65.00	6	7,895,938	0.96
65.01—70.00	3	1,861,517	0.23
70.01—75.00	4	1,985,000	0.24
75.01—80.00	7	4,809,999	0.58
80.01—85.00	14	9,722,680	1.18
85.01—90.00	35	24,615,845	2.99
Total	1,122	$823,273,068	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 78.42%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR10 7/1’s
Mortgage Loans
Preliminary Collateral Information As of 08/01/06

TOTAL CURRENT BALANCE	$317,098,457
TOTAL ORIGINAL BALANCE	$317,768,255

NUMBER OF LOANS	446

			Minimum		Maximum
AVG CURRENT BALANCE	$710,983		$155,000		$2,500,000
AVG ORIGINAL BALANCE	$712,485		$420,000		$2,500,000

WAVG GROSS COUPON	6.59%		5.48%		7.75%
WAVG GROSS MARGIN	2.20%		1.95%		2.75%
WAVG MAX INT RATE	11.59%		9.80%		12.75%

WAVG CURRENT LTV	68.59%		23.25%		80.00%

WAVG FICO SCORE	743		643		816

WAVG MONTHS TO ROLL	83	months	82	months	84	months

WAVG ORIGINAL TERM	360	months	360	months	360	months
WAVG REMAINING TERM	359	months	358	months	360	months
WAVG SEASONING	1	months	0	months	2	months

NZ WAVG PREPAY TERM	35	months	30	months	36	months

TOP STATE CONC	CA(63.88%),WA(8.40%),FL(3.69%)
MAXIMUM CA ZIPCODE	1.26%

FIRST PAY DATE			July 1,2006		September 1,2006

RATE CHANGE DATE			June 1,2013		August 1,2013

MATURITY DATE			June 1,2036		August 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	424	$303,563,572	95.73%
7/1 LIBOR	22	13,534,885	4.27
Total	446	$317,098,457	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
100,001—200,000	1	$155,000	0.05%
400,001—500,000	102	48,160,272	15.19
500,001—600,000	113	62,338,681	19.66
600,001—700,000	84	54,700,692	17.25
700,001—800,000	39	29,881,304	9.42
800,001—900,000	38	32,696,570	10.31
900,001—1,000,000	27	26,390,889	8.32
1,000,001—1,100,000	7	7,460,000	2.35
1,100,001—1,200,000	7	8,229,000	2.60
1,200,001—1,300,000	4	5,157,500	1.63
1,300,001—1,400,000	3	4,137,500	1.30
1,400,001—1,500,000	6	8,922,900	2.81
1,500,001—1,600,000	3	4,609,399	1.45
1,600,001—1,700,000	2	3,335,000	1.05
1,700,001—1,800,000	2	3,510,000	1.11
1,800,001—1,900,000	1	1,900,000	0.60
1,900,001—2,000,000	3	5,985,750	1.89
2,100,001—2,200,000	1	2,178,000	0.69
2,300,001—2,400,000	1	2,350,000	0.74
2,400,001—2,500,000	2	5,000,000	1.58
Total	446	$317,098,457	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.251—5.500	2	$2,124,500	0.67%
5.501—5.750	3	2,418,000	0.76
5.751—6.000	6	3,444,150	1.09
6.001 >=	435	309,111,807	97.48
Total	446	$317,098,457	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$1,500,000	0.47%
2.001—2.250	375	269,261,557	84.91
2.251—2.500	66	43,364,900	13.68
2.501—2.750	4	2,972,000	0.94
Total	446	$317,098,457	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	1	$701,000	0.22%
10.251—10.500	2	2,124,500	0.67
10.501—10.750	3	2,418,000	0.76
10.751—11.000	6	3,444,150	1.09
11.001 >=	434	308,410,807	97.26
Total	446	$317,098,457	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	446	$317,098,457	100.00%
Total	446	$317,098,457	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	446	$317,098,457	100.00%
Total	446	$317,098,457	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	143	$103,297,026	32.58%
1—6	303	213,801,431	67.42
Total	446	$317,098,457	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	2	$655,000	0.21%
26—30	2	1,392,915	0.44
31—35	4	2,260,000	0.71
36—40	6	5,805,000	1.83
41—45	9	6,324,599	1.99
46—50	15	10,246,681	3.23
51—55	21	15,223,476	4.80
56—60	26	20,592,845	6.49
61—65	47	37,131,662	11.71
66—70	78	62,387,227	19.67
71—75	72	49,716,702	15.68
76—80	164	105,362,349	33.23
Total	446	$317,098,457	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$500,000	0.16%
26—30	2	1,392,915	0.44
31—35	3	1,750,000	0.55
36—40	6	5,805,000	1.83
41—45	9	6,324,599	1.99
46—50	15	10,246,681	3.23
51—55	22	15,733,476	4.96
56—60	26	20,592,845	6.49
61—65	46	36,452,412	11.50
66—70	79	62,542,227	19.72
71—75	73	50,395,952	15.89
76—80	164	105,362,349	33.23
Total	446	$317,098,457	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
640—659	4	$2,860,703	0.90%
660—679	5	3,297,000	1.04
680—699	51	35,925,914	11.33
700—719	73	52,888,189	16.68
720—739	70	53,467,212	16.86
740—759	77	55,728,151	17.57
760—779	77	52,276,846	16.49
780—799	66	46,649,090	14.71
800 >=	23	14,005,353	4.42
Total	446	$317,098,457	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	59	$40,318,178	12.71%
Reduced	387	276,780,279	87.29
Total	446	$317,098,457	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	3	$1,547,175	0.49%
Owner Occupied	410	288,255,819	90.90
Second Home	33	27,295,463	8.61
Total	446	$317,098,457	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	4	$3,017,500	0.95%
Condo	43	27,875,044	8.79
Co-op	5	3,968,962	1.25
PUD	101	77,784,729	24.53
Single Family	293	204,452,222	64.48
Total	446	$317,098,457	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	156	$108,506,178	34.22%
Refi—Cash Out	186	131,525,968	41.48
Refi—No Cash Out	104	77,066,310	24.30
Total	446	$317,098,457	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	442	$313,589,377	98.89%
30	1	796,080	0.25
36	3	2,713,000	0.86
Total	446	$317,098,457	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	13	$10,441,732	3.29%
CA	293	202,548,147	63.88
CO	8	6,345,000	2.00
CT	6	5,495,800	1.73
DC	4	3,263,600	1.03
FL	15	11,691,488	3.69
GA	1	749,668	0.24
IL	12	8,951,545	2.82
MA	6	5,152,501	1.62
MN	2	1,312,000	0.41
MO	1	800,000	0.25
NC	1	494,800	0.16
NJ	4	2,642,500	0.83
NV	10	6,585,450	2.08
NY	14	10,508,462	3.31
OR	7	4,386,320	1.38
PA	1	840,000	0.26
TX	3	2,513,000	0.79
UT	2	1,235,000	0.39
VA	5	4,025,000	1.27
WA	37	26,633,444	8.40
WI	1	483,000	0.15
Total	446	$317,098,457	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	285	$209,457,255	66.05%
15.00 or less	7	4,066,397	1.28
16—20	6	3,692,976	1.16
21—25	12	7,641,802	2.41
26—30	18	11,930,297	3.76
31—35	33	22,968,536	7.24
36—40	35	22,352,820	7.05
41—45	30	20,105,312	6.34
46—50	14	9,993,800	3.15
51—55	4	3,824,000	1.21
56—60	1	560,000	0.18
61 >=	1	505,262	0.16
Total	446	$317,098,457	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.52%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	415	$294,352,894	92.83%
60.00 or less	2	2,269,281	0.72
60.01—65.00	1	1,025,000	0.32
75.01—80.00	4	4,004,000	1.26
80.01—85.00	3	2,266,000	0.71
85.01—90.00	19	12,218,921	3.85
90.01 >=	2	962,361	0.30
Total	446	$317,098,457	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 82.66%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR10 10/1’s
Mortgage Loans
Preliminary Collateral Information As of 08/01/06

TOTAL CURRENT BALANCE	$198,179,478
TOTAL ORIGINAL BALANCE	$198,181,694

NUMBER OF LOANS	246

			Minimum		Maximum
AVG CURRENT BALANCE	$805,608		$425,853		$2,500,000
AVG ORIGINAL BALANCE	$805,617		$426,320		$2,500,000

WAVG GROSS COUPON	6.38%		4.85%		7.45%
WAVG GROSS MARGIN	2.17%		2.10%		2.50%
WAVG MAX INT RATE	11.38%		9.85%		12.45%

WAVG CURRENT LTV	66.99%		17.56%		80.00%

WAVG FICO SCORE	743		645		811

WAVG MONTHS TO ROLL	119	Months	117	months	120	months

WAVG ORIGINAL TERM	360	Months	360	months	480	months
WAVG REMAINING TERM	360	Months	357	months	479	months
WAVG SEASONING	1	Months	0	months	3	months

NZ WAVG PREPAY TERM	0	Months	0	months	0	months

TOP STATE CONC	CA(73.82%),NY(6.70%),WA(4.92%)
MAXIMUM CA ZIPCODE	2.81%

FIRST PAY DATE			June 1,2006		September 1,2006

RATE CHANGE DATE			May 1,2016		August 1,2016

MATURITY DATE			May 1,2036		July 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	240	$194,278,859	98.03%
10/1 LIBOR	6	3,900,619	1.97
Total	246	$198,179,478	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	42	$19,753,933	9.97%
500,001—600,000	64	35,495,817	17.91
600,001—700,000	29	18,849,720	9.51
700,001—800,000	27	20,242,705	10.21
800,001—900,000	13	10,883,000	5.49
900,001—1,000,000	26	25,336,265	12.78
1,000,001—1,100,000	7	7,510,100	3.79
1,100,001—1,200,000	2	2,308,600	1.16
1,200,001—1,300,000	8	10,147,000	5.12
1,300,001—1,400,000	7	9,502,000	4.79
1,400,001—1,500,000	7	10,292,600	5.19
1,500,001—1,600,000	2	3,150,000	1.59
1,700,001—1,800,000	2	3,531,000	1.78
1,800,001—1,900,000	3	5,475,000	2.76
1,900,001—2,000,000	3	5,830,000	2.94
2,400,001—2,500,000	4	9,871,738	4.98
Total	246	$198,179,478	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	2	$2,867,720	1.45%
5.001—5.250	2	1,636,020	0.83
5.251—5.500	4	2,705,853	1.37
5.501—5.750	3	1,985,000	1.00
5.751—6.000	10	8,292,505	4.18
6.001 >=	225	180,692,380	91.18
Total	246	$198,179,478	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	228	$187,950,978	94.84%
2.251—2.500	18	10,228,500	5.16
Total	246	$198,179,478	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	2	$2,867,720	1.45%
10.001—10.250	2	1,636,020	0.83
10.251—10.500	4	2,705,853	1.37
10.501—10.750	3	1,985,000	1.00
10.751—11.000	10	8,292,505	4.18
11.001 >=	225	180,692,380	91.18
Total	246	$198,179,478	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	245	$197,454,678	99.63%
480	1	724,800	0.37
Total	246	$198,179,478	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	245	$197,454,678	99.63%
471—480	1	724,800	0.37
Total	246	$198,179,478	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	56	$41,897,250	21.14%
1—6	190	156,282,228	78.86
Total	246	$198,179,478	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,419,000	0.72%
31—35	1	1,305,600	0.66
36—40	8	6,819,000	3.44
41—45	8	6,837,000	3.45
46—50	9	8,310,164	4.19
51—55	14	11,606,020	5.86
56—60	9	7,233,500	3.65
61—65	30	28,398,478	14.33
66—70	55	48,739,507	24.59
71—75	26	17,991,720	9.08
76—80	84	59,519,489	30.03
Total	246	$198,179,478	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,419,000	0.72%
31—35	1	1,305,600	0.66
36—40	8	6,819,000	3.44
41—45	8	6,837,000	3.45
46—50	9	8,310,164	4.19
51—55	14	11,606,020	5.86
56—60	9	7,233,500	3.65
61—65	30	28,398,478	14.33
66—70	55	48,739,507	24.59
71—75	26	17,991,720	9.08
76—80	84	59,519,489	30.03
Total	246	$198,179,478	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
640—659	2	$1,229,507	0.62%
660—679	4	2,953,764	1.49
680—699	28	21,054,000	10.62
700—719	40	30,594,338	15.44
720—739	41	35,714,971	18.02
740—759	36	30,419,420	15.35
760—779	45	35,054,050	17.69
780—799	38	32,144,528	16.22
800 >=	12	9,014,900	4.55
Total	246	$198,179,478	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	51	$44,792,309	22.60%
Reduced	195	153,387,169	77.40
Total	246	$198,179,478	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	1	$497,000	0.25%
Owner Occupied	234	187,261,373	94.49
Second Home	11	10,421,105	5.26
Total	246	$198,179,478	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	6	$5,905,000	2.98%
Condo	28	21,114,135	10.65
Co-op	2	1,784,000	0.90
PUD	50	37,788,871	19.07
Single Family	160	131,587,472	66.40
Total	246	$198,179,478	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	102	$87,910,299	44.36%
Refi—Cash Out	87	65,713,120	33.16
Refi—No Cash Out	57	44,556,059	22.48
Total	246	$198,179,478	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	246	$198,179,478	100.00%
Total	246	$198,179,478	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	2	$1,128,000	0.57%
CA	178	146,289,627	73.82
CT	9	7,341,264	3.70
FL	7	5,222,000	2.63
HI	1	1,473,600	0.74
ID	1	595,000	0.30
IL	3	1,809,000	0.91
MA	1	456,000	0.23
MD	1	551,200	0.28
MN	1	583,400	0.29
NJ	3	3,535,000	1.78
NY	17	13,275,995	6.70
OR	4	2,334,800	1.18
RI	1	910,000	0.46
SC	1	610,000	0.31
UT	1	519,507	0.26
VA	2	1,786,185	0.90
WA	13	9,758,900	4.92
Total	246	$198,179,478	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	147	$120,508,646	60.81%
15.00 or less	5	5,325,105	2.69
16—20	6	4,059,220	2.05
21—25	9	9,726,000	4.91
26—30	10	6,222,800	3.14
31—35	23	17,657,000	8.91
36—40	19	12,712,804	6.41
41—45	16	12,133,945	6.12
46—50	5	4,717,985	2.38
51—55	5	4,158,253	2.10
61 >=	1	957,720	0.48
Total	246	$198,179,478	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.11%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	209	$169,779,998	85.67%
60.00 or less	1	1,000,000	0.50
60.01—65.00	3	1,877,000	0.95
65.01—70.00	1	1,000,000	0.50
70.01—75.00	2	1,633,000	0.82
75.01—80.00	2	2,170,000	1.09
80.01—85.00	4	2,183,985	1.10
85.01—90.00	23	17,810,695	8.99
90.01 >=	1	724,800	0.37
Total	246	$198,179,478	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 83.02%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR10 5/1’s & 7/1’s
Mortgage Loans
Preliminary Collateral Information As of 08/01/06

TOTAL CURRENT BALANCE	$1,140,371,525
TOTAL ORIGINAL BALANCE	$1,142,763,283

NUMBER OF LOANS	1,568

			Minimum		Maximum
AVG CURRENT BALANCE	$727,278		$21,294		$3,000,000
AVG ORIGINAL BALANCE	$728,803		$418,000		$3,000,000

WAVG GROSS COUPON	6.42%		4.78%		7.88%
WAVG GROSS MARGIN	2.20%		1.95%		3.00%
WAVG MAX INT RATE	11.42%		9.78%		12.88%

WAVG CURRENT LTV	67.97%		3.65%		90.00%

WAVG FICO SCORE	742		622		819

WAVG MONTHS TO ROLL	66	months	58	months	84	months

WAVG ORIGINAL TERM	360	months	360	months	360	months
WAVG REMAINING TERM	359	months	358	months	360	months
WAVG SEASONING	1	months	0	months	2	months

NZ WAVG PREPAY TERM	35	months	30	months	36	months

TOP STATE CONC	CA(69.09%),WA(4.63%),NY(4.35%)
MAXIMUM CA ZIPCODE	0.87%

FIRST PAY DATE			July 1,2006		September 1,2006

RATE CHANGE DATE			June 1,2011		August 1,2013

MATURITY DATE			June 1,2036		August 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 CMT	2	$1,111,877	0.10%
5/1 I/O CMT	24	16,584,883	1.45
5/1 I/O LIBOR	1,061	784,602,792	68.80
5/1 LIBOR	35	20,973,516	1.84
7/1 I/O LIBOR	424	303,563,572	26.62
7/1 LIBOR	22	13,534,885	1.19
Total	1,568	$1,140,371,525	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	1	$21,294	0.00%
100,001—200,000	2	340,000	0.03
200,001—300,000	1	205,490	0.02
300,001—400,000	1	365,000	0.03
400,001—500,000	371	173,275,099	15.19
500,001—600,000	379	209,380,776	18.36
600,001—700,000	261	170,016,400	14.91
700,001—800,000	143	108,256,044	9.49
800,001—900,000	107	91,822,977	8.05
900,001—1,000,000	114	111,001,043	9.73
1,000,001—1,100,000	34	35,897,912	3.15
1,100,001—1,200,000	31	35,940,304	3.15
1,200,001—1,300,000	18	22,785,300	2.00
1,300,001—1,400,000	20	27,272,332	2.39
1,400,001—1,500,000	36	53,245,187	4.67
1,500,001—1,600,000	6	9,349,399	0.82
1,600,001—1,700,000	3	4,978,000	0.44
1,700,001—1,800,000	6	10,615,000	0.93
1,800,001—1,900,000	3	5,555,000	0.49
1,900,001—2,000,000	11	21,840,750	1.92
2,000,001—2,100,000	1	2,030,000	0.18
2,100,001—2,200,000	5	10,763,500	0.94
2,300,001—2,400,000	4	9,485,000	0.83
2,400,001—2,500,000	7	17,424,718	1.53
2,500,001 >=	3	8,505,000	0.75
Total	1,568	$1,140,371,525	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	4	$2,451,450	0.21%
5.001—5.250	4	3,391,564	0.30
5.251—5.500	17	11,410,790	1.00
5.501—5.750	46	33,890,692	2.97
5.751—6.000	116	83,803,745	7.35
6.001 >=	1,381	1,005,423,283	88.17
Total	1,568	$1,140,371,525	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	3	$2,818,000	0.25%
2.001—2.250	1,307	974,191,665	85.43
2.251—2.500	228	142,693,100	12.51
2.501—2.750	28	19,771,010	1.73
2.751—3.000	2	897,750	0.08
Total	1,568	$1,140,371,525	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	5	$3,152,450	0.28%
10.001—10.250	4	3,391,564	0.30
10.251—10.500	17	11,370,790	1.00
10.501—10.750	47	34,577,492	3.03
10.751—11.000	114	81,403,745	7.14
11.001 >=	1,381	1,006,475,483	88.26
Total	1,568	$1,140,371,525	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,568	$1,140,371,525	100.00%
Total	1,568	$1,140,371,525	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,568	$1,140,371,525	100.00%
Total	1,568	$1,140,371,525	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	542	$393,004,742	34.46%
1—6	1,026	747,366,783	65.54
Total	1,568	$1,140,371,525	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$1,311,784	0.12%
21—25	4	3,176,000	0.28
26—30	12	9,987,915	0.88
31—35	12	10,116,800	0.89
36—40	23	22,251,703	1.95
41—45	37	29,925,037	2.62
46—50	61	48,392,133	4.24
51—55	61	51,648,212	4.53
56—60	103	83,354,090	7.31
61—65	135	111,875,202	9.81
66—70	268	207,137,901	18.16
71—75	263	186,069,094	16.32
76—80	584	374,585,655	32.85
86—90	1	540,000	0.05
Total	1,568	$1,140,371,525	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,085,000	0.10%
21—25	3	3,021,000	0.26
26—30	11	9,802,915	0.86
31—35	12	9,812,290	0.86
36—40	23	22,251,703	1.95
41—45	37	29,925,037	2.62
46—50	61	48,392,133	4.24
51—55	62	52,158,212	4.57
56—60	102	82,989,090	7.28
61—65	134	111,195,952	9.75
66—70	269	207,292,901	18.18
71—75	264	186,579,344	16.36
76—80	587	375,325,949	32.91
86—90	1	540,000	0.05
Total	1,568	$1,140,371,525	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	4	$2,168,622	0.19%
640—659	11	6,457,408	0.57
660—679	7	4,435,955	0.39
680—699	220	156,297,618	13.71
700—719	242	175,860,210	15.42
720—739	247	178,768,787	15.68
740—759	284	205,169,835	17.99
760—779	264	199,607,585	17.50
780—799	213	158,747,276	13.92
800 >=	76	52,858,228	4.64
Total	1,568	$1,140,371,525	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	218	$155,616,110	13.65%
Reduced	1,350	984,755,415	86.35
Total	1,568	$1,140,371,525	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	7	$4,105,275	0.36%
Owner Occupied	1,449	1,047,184,114	91.83
Second Home	112	89,082,136	7.81
Total	1,568	$1,140,371,525	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	24	$19,733,200	1.73%
Condo	147	98,883,042	8.67
Co-op	14	12,550,212	1.10
PUD	338	260,311,482	22.83
Single Family	1,045	748,893,590	65.67
Total	1,568	$1,140,371,525	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	502	$372,377,360	32.65%
Refi—Cash Out	648	456,324,465	40.02
Refi—No Cash Out	418	311,669,699	27.33
Total	1,568	$1,140,371,525	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,560	$1,132,104,445	99.28%
30	2	1,794,080	0.16
36	6	6,473,000	0.57
Total	1,568	$1,140,371,525	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$480,000	0.04%
AZ	30	21,056,906	1.85
CA	1,102	787,854,140	69.09
CO	28	23,766,777	2.08
CT	38	35,887,984	3.15
DC	5	3,828,600	0.34
FL	47	35,747,560	3.13
GA	5	3,276,668	0.29
ID	1	1,375,000	0.12
IL	37	24,890,824	2.18
KY	1	609,100	0.05
MA	30	21,806,988	1.91
MD	3	3,226,000	0.28
MI	4	3,354,000	0.29
MN	2	1,312,000	0.12
MO	2	1,250,000	0.11
NC	1	494,800	0.04
NH	2	1,145,635	0.10
NJ	30	21,116,091	1.85
NV	16	11,368,950	1.00
NY	57	49,608,029	4.35
OH	1	545,000	0.05
OR	13	8,088,464	0.71
PA	4	2,843,330	0.25
TN	1	525,000	0.05
TX	7	4,809,600	0.42
UT	9	6,159,100	0.54
VA	14	10,679,258	0.94
WA	76	52,782,722	4.63
WI	1	483,000	0.04
Total	1,568	$1,140,371,525	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1,038	$755,828,688	66.28%
15.00 or less	16	11,117,413	0.97
16—20	22	17,661,082	1.55
21—25	47	35,627,285	3.12
26—30	59	41,262,591	3.62
31—35	115	88,870,471	7.79
36—40	127	87,681,040	7.69
41—45	71	50,938,787	4.47
46—50	50	33,965,377	2.98
51—55	13	10,116,100	0.89
56—60	5	4,512,000	0.40
61 >=	5	2,790,691	0.24
Total	1,568	$1,140,371,525	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.13%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,461	$1,058,933,281	92.86%
60.00 or less	9	10,070,983	0.88
60.01—65.00	7	8,920,938	0.78
65.01—70.00	3	1,861,517	0.16
70.01—75.00	4	1,985,000	0.17
75.01—80.00	11	8,813,999	0.77
80.01—85.00	17	11,988,680	1.05
85.01—90.00	54	36,834,766	3.23
90.01 >=	2	962,361	0.08
Total	1,568	$1,140,371,525	100.00%

At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 79.61%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR10
Mortgage Loans
Preliminary Collateral Information As of 08/01/06

TOTAL CURRENT BALANCE	$1,338,551,003
TOTAL ORIGINAL BALANCE	$1,340,944,977

NUMBER OF LOANS	1,814

			Minimum		Maximum
AVG CURRENT BALANCE	$737,900		$21,294		$3,000,000
AVG ORIGINAL BALANCE	$739,220		$418,000		$3,000,000

WAVG GROSS COUPON	6.41%		4.78%		7.88%
WAVG GROSS MARGIN	2.20%		1.95%		3.00%
WAVG MAX INT RATE	11.41%		9.78%		12.88%

WAVG CURRENT LTV	67.83%		3.65%		90.00%

WAVG FICO SCORE	742		622		819

WAVG MONTHS TO ROLL	74	months	58	months	120	months

WAVG ORIGINAL TERM	360	months	360	months	480	months
WAVG REMAINING TERM	359	months	357	months	479	months
WAVG SEASONING	1	months	0	months	3	months

NZ WAVG PREPAY TERM	35	months	30	months	36	months

TOP STATE CONC	CA(69.79%),NY(4.70%),WA(4.67%)
MAXIMUM CA ZIPCODE	0.95%

FIRST PAY DATE			June 1,2006		September 1,2006

RATE CHANGE DATE			June 1,2011		August 1,2016

MATURITY DATE			May 1,2036		July 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	240	$194,278,859	14.51%
10/1 LIBOR	6	3,900,619	0.29
5/1 CMT	2	1,111,877	0.08
5/1 I/O CMT	24	16,584,883	1.24
5/1 I/O LIBOR	1,061	784,602,792	58.62
5/1 LIBOR	35	20,973,516	1.57
7/1 I/O LIBOR	424	303,563,572	22.68
7/1 LIBOR	22	13,534,885	1.01
Total	1,814	$1,338,551,003	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	1	$21,294	0.00%
100,001—200,000	2	340,000	0.03
200,001—300,000	1	205,490	0.02
300,001—400,000	1	365,000	0.03
400,001—500,000	413	193,029,032	14.42
500,001—600,000	443	244,876,593	18.29
600,001—700,000	290	188,866,120	14.11
700,001—800,000	170	128,498,749	9.60
800,001—900,000	120	102,705,977	7.67
900,001—1,000,000	140	136,337,308	10.19
1,000,001—1,100,000	41	43,408,012	3.24
1,100,001—1,200,000	33	38,248,904	2.86
1,200,001—1,300,000	26	32,932,300	2.46
1,300,001—1,400,000	27	36,774,332	2.75
1,400,001—1,500,000	43	63,537,787	4.75
1,500,001—1,600,000	8	12,499,399	0.93
1,600,001—1,700,000	3	4,978,000	0.37
1,700,001—1,800,000	8	14,146,000	1.06
1,800,001—1,900,000	6	11,030,000	0.82
1,900,001—2,000,000	14	27,670,750	2.07
2,000,001—2,100,000	1	2,030,000	0.15
2,100,001—2,200,000	5	10,763,500	0.80
2,300,001—2,400,000	4	9,485,000	0.71
2,400,001—2,500,000	11	27,296,456	2.04
2,500,001 >=	3	8,505,000	0.64
Total	1,814	$1,338,551,003	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	6	$5,319,170	0.40%
5.001—5.250	6	5,027,584	0.38
5.251—5.500	21	14,116,644	1.05
5.501—5.750	49	35,875,692	2.68
5.751—6.000	126	92,096,250	6.88
6.001 >=	1,606	1,186,115,663	88.61
Total	1,814	$1,338,551,003	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	3	$2,818,000	0.21%
2.001—2.250	1,535	1,162,142,643	86.82
2.251—2.500	246	152,921,600	11.42
2.501—2.750	28	19,771,010	1.48
2.751—3.000	2	897,750	0.07
Total	1,814	$1,338,551,003	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	7	$6,020,170	0.45%
10.001—10.250	6	5,027,584	0.38
10.251—10.500	21	14,076,644	1.05
10.501—10.750	50	36,562,492	2.73
10.751—11.000	124	89,696,250	6.70
11.001 >=	1,606	1,187,167,863	88.69
Total	1,814	$1,338,551,003	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,813	$1,337,826,203	99.95%
480	1	724,800	0.05
Total	1,814	$1,338,551,003	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,813	$1,337,826,203	99.95%
471—480	1	724,800	0.05
Total	1,814	$1,338,551,003	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	598	$434,901,992	32.49%
1—6	1,216	903,649,011	67.51
Total	1,814	$1,338,551,003	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$2,730,784	0.20%
21—25	4	3,176,000	0.24
26—30	12	9,987,915	0.75
31—35	13	11,422,400	0.85
36—40	31	29,070,703	2.17
41—45	45	36,762,037	2.75
46—50	70	56,702,297	4.24
51—55	75	63,254,232	4.73
56—60	112	90,587,590	6.77
61—65	165	140,273,680	10.48
66—70	323	255,877,407	19.12
71—75	289	204,060,814	15.24
76—80	668	434,105,144	32.43
86—90	1	540,000	0.04
Total	1,814	$1,338,551,003	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$2,504,000	0.19%
21—25	3	3,021,000	0.23
26—30	11	9,802,915	0.73
31—35	13	11,117,890	0.83
36—40	31	29,070,703	2.17
41—45	45	36,762,037	2.75
46—50	70	56,702,297	4.24
51—55	76	63,764,232	4.76
56—60	111	90,222,590	6.74
61—65	164	139,594,430	10.43
66—70	324	256,032,407	19.13
71—75	290	204,571,064	15.28
76—80	671	434,845,438	32.49
86—90	1	540,000	0.04
Total	1,814	$1,338,551,003	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	4	$2,168,622	0.16%
640—659	13	7,686,915	0.57
660—679	11	7,389,719	0.55
680—699	248	177,351,618	13.25
700—719	282	206,454,548	15.42
720—739	288	214,483,758	16.02
740—759	320	235,589,255	17.60
760—779	309	234,661,635	17.53
780—799	251	190,891,804	14.26
800 >=	88	61,873,128	4.62
Total	1,814	$1,338,551,003	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	269	$200,408,419	14.97%
Reduced	1,545	1,138,142,584	85.03
Total	1,814	$1,338,551,003	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	8	$4,602,275	0.34%
Owner Occupied	1,683	1,234,445,487	92.22
Second Home	123	99,503,241	7.43
Total	1,814	$1,338,551,003	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	30	$25,638,200	1.92%
Condo	175	119,997,177	8.96
Co-op	16	14,334,212	1.07
PUD	388	298,100,353	22.27
Single Family	1,205	880,481,062	65.78
Total	1,814	$1,338,551,003	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	604	$460,287,659	34.39%
Refi—Cash Out	735	522,037,585	39.00
Refi—No Cash Out	475	356,225,758	26.61
Total	1,814	$1,338,551,003	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,806	$1,330,283,923	99.38%
30	2	1,794,080	0.13
36	6	6,473,000	0.48
Total	1,814	$1,338,551,003	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$480,000	0.04%
AZ	32	22,184,906	1.66
CA	1,280	934,143,767	69.79
CO	28	23,766,777	1.78
CT	47	43,229,248	3.23
DC	5	3,828,600	0.29
FL	54	40,969,560	3.06
GA	5	3,276,668	0.24
HI	1	1,473,600	0.11
ID	2	1,970,000	0.15
IL	40	26,699,824	1.99
KY	1	609,100	0.05
MA	31	22,262,988	1.66
MD	4	3,777,200	0.28
MI	4	3,354,000	0.25
MN	3	1,895,400	0.14
MO	2	1,250,000	0.09
NC	1	494,800	0.04
NH	2	1,145,635	0.09
NJ	33	24,651,091	1.84
NV	16	11,368,950	0.85
NY	74	62,884,023	4.70
OH	1	545,000	0.04
OR	17	10,423,264	0.78
PA	4	2,843,330	0.21
RI	1	910,000	0.07
SC	1	610,000	0.05
TN	1	525,000	0.04
TX	7	4,809,600	0.36
UT	10	6,678,607	0.50
VA	16	12,465,443	0.93
WA	89	62,541,622	4.67
WI	1	483,000	0.04
Total	1,814	$1,338,551,003	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1,185	$876,337,333	65.47%
15.00 or less	21	16,442,518	1.23
16—20	28	21,720,302	1.62
21—25	56	45,353,285	3.39
26—30	69	47,485,391	3.55
31—35	138	106,527,471	7.96
36—40	146	100,393,844	7.50
41—45	87	63,072,732	4.71
46—50	55	38,683,362	2.89
51—55	18	14,274,353	1.07
56—60	5	4,512,000	0.34
61 >=	6	3,748,411	0.28
Total	1,814	$1,338,551,003	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.96%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,670	$1,228,713,279	91.79%
60.00 or less	10	11,070,983	0.83
60.01—65.00	10	10,797,938	0.81
65.01—70.00	4	2,861,517	0.21
70.01—75.00	6	3,618,000	0.27
75.01—80.00	13	10,983,999	0.82
80.01—85.00	21	14,172,665	1.06
85.01—90.00	77	54,645,461	4.08
90.01 >=	3	1,687,161	0.13
Total	1,814	$1,338,551,003	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 80.49%.